Global Self Storage Reports First Quarter 2020 Results
Same-Store Revenues up 2.1% to $1.8 million, Driving Same-Store Net Operating Income up 10.4% to $1.1 Million

NEW YORK – May 15, 2020 – Global Self Storage, Inc. (NASDAQ: SELF) a real estate investment trust that owns, operates, manages, acquires, develops and redevelops self-storage properties, reported results for the first quarter ended March 31, 2020. All quarterly comparisons are to the same period in 2019 unless otherwise noted.

Financial Highlights
•	Total revenues increased 6.3% to $2.2 million.
•	Net loss was $356,000 or $(0.04) per share.
•	Funds from operations (FFO) was $350,000 or $0.04 per basic and diluted share.
•	Adjusted FFO (AFFO) was $388,000 or $0.04 per diluted share (see definition of FFO and AFFO, both non-GAAP terms, and their reconciliation to GAAP, below).
•	Same-store revenues increased 2.1% to $1.8 million.
•	Same-store cost of operations decreased 8.1% to $746,000.
•	Same-store net operating income (NOI) increased 10.4% to $1.1 million.
•	Same-store occupancy at March 31, 2020 decreased 90 basis points to 91.4% from 92.3% at March 31, 2019.
•	Same-store average tenant duration of stay at March 31, 2020 was approximately 3.0 years, up from 2.9 years at March 31, 2019.
•	Maintained quarterly dividend of $0.065 per share.
•
Capital resources at March 31, 2020 totaled approximately $10.1 million, comprised of $3.4 million in cash and cash equivalents and restricted cash, $1.6 million in marketable equity securities, and $5.1 million available under a revolving credit line.

Management Commentary
“In Q1, our same-store revenue growth was driven by our effective digital marketing initiatives that sustained our same-store overall average occupancy at around 91%,” said Global Self Storage president and CEO, Mark C. Winmill. “Our store level cost of operations decreased significantly, driven by our disciplined approach to controlling expenses, and this cost improvement contributed to our double digit growth in same-store NOI.

“Contributing to these results were our specialized customer service efforts that we believe are essential in building local brand loyalty, as well as garnering strong referrals and word-of-mouth market demand. Our peer move-in rate analysis system continued to keep our move-in rates competitive, and our revenue rate management program helped to increase existing tenant rates while maintaining store occupancy.

“FFO and AFFO declined during the quarter primarily due to increased G&A expenses related to our engagement of a new auditor as well as the federal and state tax liability of our taxable REIT subsidiary. We see this engagement of a new auditor as an integral part of our growth as a public company, and anticipate the additional expense to be offset over time by increased revenue generated by our expanded and newly acquired self-storage properties, as well as by our new third-party management platform, Global MaxManagementSM.

“During the first quarter of 2020, we began reviewing plans to convert certain commercially-leased space to climate-controlled self storage units at our facility in McCordsville, Ind., and in April we officially commenced renovation and construction. We expect the project to be completed in the third quarter of 2020 and result in a new total of 544 units and 76,378 leasable square feet at this location. As with all of our properties, we expect the additional climate-controlled units to command a premium versus non-climate controlled units.

“We completed the expansion of our Millbrook, N.Y. property in February, which added 11,800 leasable square feet of climate-controlled units. Our new West Henrietta property is located in a growing upstate New York suburban community near the Rochester Institute of Technology. In addition to these location benefits, West Henrietta has immediate expansion potential, with an existing construction permit that could add another 7,300 square feet of net leasable space.

“However, these positive factors may be diminished or delayed over the near term due to the impact of the COVID-19 pandemic, and we currently expect an extended timeframe required to achieve full lease-up potential of newly acquired or expanded properties.

“As appears to be occurring across the industry due to stay-at-home orders and other COVID-19 related factors, since late March we began to see reduced activity with fewer move-ins and move-outs. Despite this reduced activity, April rent collections remained high, at approximately 97%. The direction of these trends remains uncertain due to the continued uncertainties around the pandemic. To the extent they are driven by short-term factors, such as stay-at-home orders, the trends may be temporary or even reverse.

“Helping us through this national crisis is the fact that self-storage has been identified by the Department of Homeland Security as a Critical Infrastructure Sector and has been deemed an essential business in the states where we have operations. This is because self-storage facilities play an important role in local supply chains, and are used by residents and businesses to store a variety of critical supplies for residential and commercial use. So, we currently expect to remain fully operational for the duration of the pandemic and are proud to continue to serve our communities in this way.

“We are supporting our valued customers during this challenging period by temporarily suspending our rental rate increase program and lien sale auctions. We also currently expect any potential increases for the remainder of the year to be substantially less than last year. However, the benefits of our fine-tuned marketing program, designed to attract quality tenants and encourage autopay with credit cards, appears to be helping with continued timely rental payments and reduced delinquencies.

“The full effect of COVID-19 on our operations and financial performance will depend on future developments, including the eventual duration and spread of the coronavirus and its impact on the U.S. economy. If the economy is negatively impacted for an extended period, our operational and financial results may likewise be affected.

“Perhaps due to the evergreen need for additional storage, looking back over the years, the self-storage industry has demonstrated resilience during times of economic duress. Despite the growing impact of COVID-19 on the U.S. economy, Global Self Storage remains well-positioned to weather these turbulent times with a strong balance sheet and disciplined strategy for growth when opportunities arise.

“Our capital resources, totaling more than $10 million at quarter end, support the execution of our long-term strategic business plan, which includes self-storage property acquisitions, either directly or via joint venture. The plan also includes additional facility expansions and other initiatives that can broaden our revenue base, such as increasing our marketing efforts with Global MaxManagement. While the cancellation of industry trade shows makes such marketing more challenging, we continue to directly market Global MaxManagement to single-property and small-portfolio self-storage owners as well as property developers.

“For the remainder of 2020, we will continue to leverage the unique strengths of our business and focus on advancing our growth plans, while doing all we can to protect our customers and employees by following the COVID-19 guidelines. We are practicing social distancing and enhanced cleaning and disinfectant activities to protect our employees and tenants. We have long provided online leasing and payment options, as well as on-site contactless solutions using kiosks that facilitate rentals and even automatically dispense locks. Our kiosks are available 24/7 at each of our stores where prospective tenants can select and rent a unit or current tenants can pay their rent.

“On behalf of our executive management team and the board, I would like to express our deep appreciation for our dedicated and tireless employees in the field who have continued to provide our essential services to our customers. They inspire our confidence that the best way to keep Global Self Storage on track for potential growth and expansion in 2020 is by continuing to target underserved markets with our proven self-storage business model.”

Q1 Financial Summary
Total revenues increased 6.3% to $2.2 million in the first quarter of 2020, as compared to $2.1 million in the same period last year. The increase was primarily attributable to the West Henrietta, N.Y. acquisition and the result of the company’s revenue rate management program of raising existing tenant rates.

Total operating expenses in the first quarter of 2020 increased 16.1% to $2.1 million, as compared to $1.8 million in the same period last year. The increase was primarily due to increases in certain general and administrative expenses.

Net loss was $356,000 in the first quarter of 2020, as compared to net income of $188,000 in the same period last year.

Q1 Same-Store Results
At March 31, 2020, Global Self Storage owned nine same-store properties and three non-same-store properties, and managed one third-party owned property.

For the first quarter of 2020, same-store revenues increased 2.1% to $1.84 million, compared to $1.81 million for the same period last year. The increase was driven primarily by the company’s internet and digital marketing initiatives, as well as customer service efforts and revenue rate management program.

Same-store cost of operations in the first quarter decreased 8.1% to $746,000, compared to $812,000 in the same period last year. This decrease in same-store cost of operations was due primarily to decreased store property taxes, store level employment costs, and store level administrative expenses, which were partially offset by increased store level general expenses.

Same-store NOI increased 10.4% to $1.1 million in the first quarter of 2020, compared to $1.0 million for the same period last year. The increase resulted primarily from the company’s various successful marketing initiatives designed to attract high-quality, long-term tenants.

Same-store occupancy at March 31, 2020 decreased 90 basis points to 91.4% from 92.3% at March 31, 2019.

Same-store average duration of tenant stay at March 31, 2020 was approximately 3.0 years, up 3.4% as compared to approximately 2.9 years at March 31, 2019.

For a reconciliation of net income to same-store NOI, see “Reconciliation of GAAP Net Income to Same-Store Net Operating Income,” below.

Q1 Operating Results
Net loss in the first quarter of 2020 was $356,000, compared to net income of $188,000 for the first quarter of 2019.

General and administrative expenses totaled $683,000 in the first quarter of 2020, compared to $556,000 in the same period last year. The increase was primarily attributable to increased accounting expenses related to the engagement of the company’s new independent registered public accounting firm and increased expenses associated with federal and state tax liability of our taxable REIT subsidiary.

Business development costs for the first quarter of 2020 totaled $9,240, compared to $8,250 in the same period last year. These costs primarily consisted of costs incurred in connection with business development, capital raising, and future potential store acquisitions, as well as expenses related to the company’s third-party management platform marketing initiatives. The majority of these expenses are non-recurring and fluctuate based on business development activity during the period.

Interest expense for the first quarter of 2020 was $306,000 compared to $261,000 in the year-ago period. The increase was primarily due to the on the company’s revolving line of credit.

FFO in the first quarter of 2020 decreased 9.1% to $350,000 or $0.04 per diluted share, as compared to FFO of $385,000 or $0.05 per diluted share in the same period last year.

AFFO in the first quarter of 2020 decreased 13.2% to $388,000 or $0.04 per diluted share, as compared to AFFO of $447,000 or $0.06 per diluted share in the same period last year.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
	For the Three Months Ended March 31,
	2020	2019
Net income (loss)	$(356,424)	$187,823
Eliminate items excluded from FFO:
Unrealized (gain) loss on marketable equity securities	190,405	(154,449)
Depreciation and amortization	515,937	351,644
FFO attributable to common stockholders	349,918	385,018
Adjustments:
Compensation expense related to stock-based awards	29,162	54,160
Business development, capital raising, store acquisition, and third-party management marketing expenses	9,240	8,250
AFFO attributable to common stockholders	$388,320	$447,428

Earnings per share attributable to common stockholders - basic	$(0.04)	$0.02
Earnings per share attributable to common stockholders - diluted	$(0.04)	$0.02
FFO per share - diluted	$0.04	$0.05
AFFO per share - diluted	$0.04	$0.06

Weighted average shares outstanding - basic	9,262,811	7,630,722
Weighted average shares outstanding - diluted	9,262,811	7,637,733

Dividends

On March 2, 2020, the company declared a quarterly dividend of $0.065 per share, consistent with the quarterly dividend for the year ago and previous quarter.

In 2019, the company distributed dividends of $0.26 per share of common stock.

Balance Sheet
At March 31, 2020, capital resources totaled approximately $10.1 million, comprised of $3.4 million in cash and cash equivalents and restricted cash, $1.6 million in marketable equity securities, and $5.1 million available for withdrawal under a credit facility.

Additional Information
More information about the company’s first quarter 2020 results, including financial statements and related notes, is available on Form 10-Q as filed with the U.S. Securities and Exchange Commission and posted to the investor relations section of the company’s website.

About Global Self Storage
Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self-storage properties. The company’s self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through the company’s wholly owned subsidiaries, it owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.
The company’s Global MaxManagementSM program provides self-storage developers and property owners a comprehensive solution for managing staff, budgets, billing, collections, auctions, rental-rate adjustments, digital marketing, insurance and maintenance—all designed to work together to enhance self-storage customer experience and maximize property performance.
For more information, go to ir.globalselfstorage.us or visit the company’s customer site at globalselfstorage.us. You can also follow Global Self Storage on Twitter, LinkedIn and Facebook.

Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures. FFO and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (NAREIT) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating the company’s liquidity or ability to pay dividends, because it excludes financing activities presented on its statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the company’s financial statements.

AFFO represents FFO excluding the effects of business development, capital raising, store acquisition, and third-party management marketing expenses and non-recurring items, which management believes are not indicative of the company’s operating results. The company presents AFFO because it believes it is a helpful measure in understanding the company’s results of operations insofar as it believes that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of the company’s ongoing operating results. The company also believes that the investment community considers its AFFO (or similar measures using different terminology) when evaluating the company. Because other REITs or real estate companies may not compute AFFO in the same manner as the company does, and may use different terminology, the company’s computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies.

The company believes net operating income or “NOI” is a meaningful measure of operating performance because it utilizes NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, the company believes the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating the company’s operating results.

Same-Store Self Storage Operations Definition
The company considers its same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. The company considers a store to be stabilized once it has achieved an occupancy rate that the company believes, based on its assessment of market-specific data, is representative of similar self-storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. The company believes that same-store results are useful to investors in evaluating its performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At March 31, 2020, the company owned nine same-store properties and three non-same-store property, and managed one third-party owned property. The company believes that, by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the company’s stores as a whole.

Cautionary Note Regarding Forward-Looking Statements
Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the Company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which may cause the Company’s actual results to be materially different from those expressed or implied by such statements, including the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent. The Company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the Company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the Company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the Company’s examination of historical operating trends and estimates of future earnings, are based upon the Company’s current expectations and various assumptions. The Company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the Company’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. The Company undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Contacts:

Global Self Storage
Mark C. Winmill, President and CEO
1 (212) 785-0900, ext. 201
mwinmill@globalselfstorage.us

CMA Investor Relations
Ron Both
1 (949) 432-7566
SELF@cma.team

GLOBAL SELF STORAGE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Real estate assets, net	$60,173,297	$59,752,153
Cash and cash equivalents	3,069,696	3,990,160
Restricted cash	282,759	263,405
Investments in securities	1,570,907	1,761,312
Accounts receivable	108,655	164,078
Prepaid expenses and other assets	409,549	325,450
Line of credit issuance costs, net	272,037	311,869
Intangible assets, net	261,844	398,795
Goodwill	694,121	694,121
Total assets	$66,842,865	$67,661,343
Liabilities and equity
Note payable, net	$18,729,152	$18,839,787
Line of credit borrowing	4,914,000	4,914,000
Accounts payable and accrued expenses	2,067,528	1,841,640
Total liabilities	25,710,680	25,595,427
Commitments and contingencies
Equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized, 9,356,202 and 9,330,297 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	93,562	93,303
Additional paid in capital	40,358,405	40,329,502
Retained earnings	680,218	1,643,111
Total equity	41,132,185	42,065,916
Total liabilities and equity	$66,842,865	$67,661,343

GLOBAL SELF STORAGE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenues
Rental income	$2,150,240	$2,038,684
Other property related income	71,960	67,827
Management fees and other income	17,344	—
Total revenues	2,239,544	2,106,511
Expenses
Property operations	916,080	913,349
General and administrative	682,623	555,928
Depreciation and amortization	515,937	351,644
Business development	9,240	8,250
Total expenses	2,123,880	1,829,171
Operating income	115,664	277,340
Other income (expense)
Dividend and interest income	24,100	17,200
Unrealized gain (loss) on marketable equity securities	(190,405)	154,449
Interest expense	(305,783)	(261,166)
Total other (expense), net	(472,088)	(89,517)
Net (loss) income and comprehensive (loss) income	$(356,424)	$187,823
Earnings per share
Basic	$(0.04)	$0.02
Diluted	$(0.04)	$0.02
Weighted average shares outstanding
Basic	9,262,811	7,630,722
Diluted	9,262,811	7,637,733

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s unaudited consolidated statements of operations for the periods indicated:

	For the Three Months Ended March 31,
	2020	2019
Net income (loss)	$(356,424)	$187,823
Adjustments:
Management fees and other income	(17,344)	—
General and administrative	682,623	555,928
Depreciation and amortization	515,937	351,644
Business development	9,240	8,250
Dividend, interest, and other income	(24,100)	(17,200)
Unrealized (gain) loss on marketable equity securities	190,405	(154,449)
Interest expense	305,782	261,166
Non same-store revenues	(378,547)	(299,999)
Non same-store cost of operations	170,074	101,396
Total same-store net operating income	$1,097,646	$994,559

	For the Three Months Ended March 31,
	2020	2019
Same-store revenues	$1,843,653	$1,806,511
Same-store cost of operations	746,007	811,952
Total same-store net operating income	$1,097,646	$994,559